UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): October 4, 2019

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3320 W  Woodrow Wilson Ave
Jackson, MS 39209-3409
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CALM	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on October 4, 2019.

Proposal No. 1: Election of Directors. The following persons were nominated and elected to serve as members of the Board of Directors until our next annual meeting of stockholders and until their successors are elected and qualified.

Nominees for the Board of Directors of the Company:

Names	Votes For	Votes Withheld	Non-Votes
Adolphus B. Baker	71,841,658	14,424,213	3,208,667
Max P. Bowman	73,746,370	12,519,501	3,208,667
Letitia C. Hughes	80,032,439	6,233,432	3,208,667
Sherman L. Miller	74,410,120	11,855,751	3,208,667
James E. Poole	77,882,111	8,383,760	3,208,667
Steve W. Sanders	78,454,327	7,811,544	3,208,667

Proposal No. 2: Ratification of the selection of Frost, PLLC as the independent registered public accounting firm for the Company for fiscal 2020. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Non-Votes
89,302,451	148,461	23,626	0

No other matters were voted upon at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: October 4, 2019	By:	/s/ Max P. Bowman
Max P. Bowman Director, Vice President, and Chief Financial Officer

SIGNATURE PAGE TO FORM 8-K

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